UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2013

Analog Devices, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	1-7819	04-2348234
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Technology Way Norwood, MA		02062
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 329-4700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On May 22, 2013, Analog Devices, Inc. (“Analog Devices”) entered into an Underwriting Agreement among Analog Devices and J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein (the “Underwriting Agreement”) pursuant to which Analog Devices intends to issue $500 million aggregate principal amount of 2.875% senior unsecured notes due June 1, 2023 (the “2023 Notes”) in a public offering pursuant to a registration statement on Form S-3 (File No. 333-183490) (the “Registration Statement”) and a related prospectus and prospectus supplement, each as filed with the Securities and Exchange Commission. The 2023 Notes are to be issued under an indenture between Analog Devices and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture”), as supplemented by a supplemental indenture to be entered into with the trustee, prior to the closing of the transactions contemplated by the Underwriting Agreement.

The Company expects that the net proceeds from the sale of the 2023 Notes will be approximately $493.9 million after deducting underwriting discounts and estimated offering expenses. The Company intends to use approximately $393 million of the net proceeds from the offering to redeem all of its outstanding 5.00% Senior Notes due July 1, 2014 on June 6, 2013, (the “Redemption Date”). The Company intends to use any remaining proceeds from the sale of the 2023 Notes after the redemption for general corporate purposes.

The above description is qualified in its entirety by reference to the Underwriting Agreement and Indenture. The Underwriting Agreement is filed as Exhibit 1.1 hereto. The form of Indenture was previously filed as Exhibit 4.1 to Analog Devices’ Shelf Registration Statement on Form S-3 filed with the Securities and Exchange Commission on August 22, 2012. The Underwriting Agreement and the form of Indenture are incorporated herein by reference.

In connection with the offering of the 2023 Notes, Analog Devices is filing the Computation of Ratio of Earnings to Fixed Charges as Exhibit 12.1 to this Current Report on Form 8-K.

Wilmer Cutler Pickering Hale and Dorr LLP, counsel to Analog Devices, has issued an opinion to Analog Devices dated May 22, 2013, regarding the legality of the 2023 Notes upon issuance and sale thereof. A copy of the opinion as to legality is filed as Exhibit 5.1 hereto.

The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANALOG DEVICES, INC.

Date: May 23, 2013	By:	/s/ David A. Zinsner
	Name:	David A. Zinsner
	Title:	Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated May 22, 2013.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1).

99.1	Press Release dated May 22, 2013.